Booz Allen Hamilton Announces Third Quarter Fiscal 2026 Results McLean, Virginia - January 23, 2026 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of advanced technology company Booz Allen Hamilton Inc., today announced results for the third quarter of fiscal 2026. Company reports $2.6 billion in revenue, a 10.2 percent decrease year-over-year, which adjusts to an approximately 6 percent decrease excluding impact of government shutdown1 Record Q3 backlog of $38 billion and quarterly book-to-bill ratio of 0.3x; demand strengthening across Civil and National Security portfolios Strong profitability with Adjusted EBITDA2 of $285 million, a 10.9% margin, and Adjusted Diluted Earnings Per Share2 rising 14.2 percent to $1.77 1.1 percent of outstanding shares repurchased in the third quarter “Booz Allen’s third quarter results are on track and reflect disciplined execution in a dynamic environment. We remain focused on building and delivering tech that works for the most important U.S. missions,” said Horacio Rozanski, Booz Allen Chairman, CEO and President. "We continue to invest and accelerate our growth strategy as we position for the future.” Q3 Summary • Revenue declined 10.2 percent year-over-year to $2.6 billion ◦ Revenue ex-billables declined 6.7 percent to $1.8 billion • Net Income of $200 million, a 7.0 percent increase • Adjusted Net Income2 of $215 million, an 8.6 percent increase • Adjusted EBITDA2 of $285 million, a 14.2 percent decrease • Adjusted EBITDA Margin on Revenue2 decreased by 50 basis points to 10.9% • Adjusted Diluted EPS2 of $1.77, a 14.2 percent increase • Free cash flow2 of $248 million compared to $134 million in the prior year • $195 million in capital deployment • 0.3x quarterly book-to-bill ratio and 1.1x trailing twelve month book-to-bill ratio • Total backlog of $38 billion, a 1.5 percent increase Fiscal Year to Date Summary • Revenue declined 6.3 percent year-over-year to $8.4 billion ◦ Revenue ex-billables declined 4.7 percent to $5.9 billion • Net Income of $646 million, a 12.9 percent decrease • Adjusted Net Income2 of $582 million, a 4.6 percent decrease • Adjusted EBITDA2of $920 million, a 7.8 percent decrease • Adjusted EBITDA Margin on Revenue2 decreased by 20 basis points to 10.9% • Adjusted Diluted EPS2 of $4.74, flat compared to the prior year • Free cash flow2 of $739 million, compared to $717 million in the prior year A regular quarterly dividend of $0.59 per share will be payable on March 2, 2026, to stockholders of record on February 13, 2026. 1 Due to the fiscal 2025 change in rounding presentation to millions, comparative period presentation within this release has been adjusted accordingly. 1 Revenue, as adjusted for the government shutdown, reflects an estimation of $50 million of revenue lost due to work not performed and an estimation of $60 million of revenue shifted from Q3 FY26 to Q4 FY26 given timing delays in Billable Expenses. 2 Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue, and Free Cash Flow are non- GAAP financial measures. See "Non-GAAP Financial Information" below for additional details.

Booz Allen

FINANCIAL SUMMARY

	Three Months Ended December 31,			Nine Months Ended December 31,		
	2025	2024	% Change	2025	2024	% Change
	(unaudited)			(unaudited)		
Revenue	**$2,620**	$2,917	(10.2)%	**$8,434**	$9,005	(6.3)%
Revenue Ex. Billable Expenses	**$1,846**	$1,978	(6.7)%	**$5,861**	$6,153	(4.7)%
Net Income	**$200**	$187	7.0%	**$646**	$742	(12.9)%
Adjusted Net Income	**$215**	$198	8.6%	**$582**	$610	(4.6)%
Diluted EPS	**$1.63**	$1.45	12.4%	**$5.22**	$5.73	(8.9)%
Adjusted Diluted EPS	**$1.77**	$1.55	14.2%	**$4.74**	$4.74	—%
EBITDA	**$270**	$331	(18.4)%	**$891**	$1,218	(26.8)%
Adjusted EBITDA	**$285**	$332	(14.2)%	**$920**	$998	(7.8)%
Adjusted EBITDA Margin on Revenue	**10.9%**	11.4%	-50 bps	**10.9%**	11.1%	-20 bps
Net Cash Provided by Operating Activities	**$261**	$151	72.8%	**$801**	$790	1.4%
Free Cash Flow	**$248**	$134	85.1%	**$739**	$717	3.1%

OUTLOOK[3]

The Company is updating its fiscal year 2026 guidance as noted in the table below:

OPERATING PERFORMANCE	UPDATED FISCAL 2026 GUIDANCE	PRIOR FISCAL 2026 GUIDANCE
Revenue	$11.3 - $11.4 billion	$11.3 - $11.5 billion
Revenue Growth	(5.0 - 6.0)%	(4.0 - 6.0)%
Adjusted EBITDA	$1,195 - $1,215 million	$1,190 - $1,220 million
Adjusted EBITDA Margin on Revenue	Mid 10%	Mid 10%
Adjusted Diluted EPS[4]	$5.95 - $6.15	$5.45 - $5.65
Free Cash Flow[5]	$825 - $900 million	$850 - $950 million

EARNINGS WEBCAST

We will host a live conference call at 8 a.m. EST on Friday, January 23, 2026, to discuss the financial results for our third quarter of fiscal year 2026. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com.

The conference call will be webcast simultaneously to the public through a link at investors.boozallen.com. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at investors.boozallen.com. A replay of the conference call will also be available on the site beginning at 11 a.m. EST on Friday, January 23, 2026, and continuing for 12 months.

[3] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information."
[4] Fiscal 2026 Guidance assumes an adjusted effective tax rate of 16–19% and average diluted shares outstanding of 122–123 million.
[5] Fiscal 2026 Guidance assumes capital expenditures of approximately $100 million and $235 million cash tax benefit relative to initial guidance, due to new S174 rules under the One Big Beautiful Bill.

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3 ABOUT BOOZ ALLEN HAMILTON Booz Allen is an advanced technology company delivering outcomes with speed for America’s most critical defense, civil, and national security priorities. We build technology solutions using AI, cyber, and other cutting-edge technologies to advance and protect the nation and its citizens. By focusing on outcomes, we enable our people, clients, and their missions to succeed—accelerating the nation to realize our purpose: Empower People to Change the World®. With global headquarters in McLean, Virginia, our firm employs approximately 31,600 people globally as of December 31, 2025, and had revenue of $12.0 billion for the 12 months ended March 31, 2025. To learn more, visit www.boozallen.com. (NYSE: BAH) CONTACT INFORMATION Investor Relations Dustin Darensbourg Investor_Relations@bah.com Media Relations Jessica Klenk Klenk_Jessica@bah.com

NON-GAAP FINANCIAL INFORMATION Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Reconciliations, definitions, and how we believe these measures are useful to management and investors are provided below. Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs such as subcontractor expenses, travel expenses, and other non-labor expenses incurred to perform on contracts. Billable expenses generally have lower margin and thus are less indicative of our profit generation capacity. "EBITDA” represents net income before income taxes, interest expense, net and other income (expense), and depreciation and amortization. “Adjusted EBITDA” represents net income before income tax expense (benefit), interest expense, net and other income (expense), and depreciation and amortization and before certain other items, including the change in provision for claimed costs for historical rate years, certain other corporate expenses, DC tax assessment adjustment, and certain insurance recoveries. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) the change in provision for claimed costs for historical rate years (ii) certain other corporate expenses, (iii) acquisition amortization, (iv) certain insurance recoveries, (v) gain associated with divestitures, and (vi) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2025. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable.These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage Ratio are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash provided by operating activities to Free Cash Flow, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow and Net Leverage Ratio, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2026. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 are presented under "Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 4

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to reduce U.S. government spending, increased insourcing by certain U.S. government agencies, and shifts in expenditures away from agencies or programs that we support, as well as associated uncertainty around the timing, extent, nature and effect of such efforts; • U.S. government shutdowns as well as delayed long-term funding of our contracts; • failure to comply with new and existing U.S. and international laws and regulations; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • the loss of U.S. government GSA Schedules or our position as prime contractor on government-wide acquisition contract vehicles (“GWACs”); • variable purchasing patterns under certain of our U.S. government contracts and changes in the mix of our contracts including our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts, and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks on our network and internal systems or on our customers’ network or internal systems; • misconduct or other improper activities from our employees, subcontractors or suppliers, including the improper access, use or release of our or our customers’ sensitive or classified information; • failure to maintain strong relationships with other contractors, or the failure of contractors with which we have entered into a sub or prime-contractor relationship to meet their obligations to us or our customers; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally; • risks related to a deterioration of economic conditions or weakening in credit or capital markets; • risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; • risks inherent in the government contracting environment; and • risks related to our indebtedness and credit facilities which contain financial and operating covenants. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 23, 2025. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

EXHIBIT 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations 6 Three Months Ended December 31, Nine Months Ended December 31, (unaudited) (unaudited) (Amounts in millions, except per share data) 2025 2024 2025 2024 Revenue $ 2,620 $ 2,917 $ 8,434 $ 9,005 Operating costs and expenses: Cost of revenue 1,259 1,305 4,022 4,039 Billable expenses 774 939 2,573 2,852 General and administrative expenses 317 342 948 896 Depreciation and amortization 40 40 121 123 Total operating costs and expenses 2,390 2,626 7,664 7,910 Operating income 230 291 770 1,095 Interest expense, net (47) (42) (139) (126) Other income (expense) 4 (1) 5 6 Income before income taxes 187 248 636 975 Income tax (benefit) expense (13) 61 (10) 233 Net income $ 200 $ 187 $ 646 $ 742 Earnings per common share: Basic $ 1.64 $ 1.46 $ 5.23 $ 5.75 Diluted $ 1.63 $ 1.45 $ 5.22 $ 5.73

EXHIBIT 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in millions, except share and per share data) December 31, 2025 March 31, 2025 Assets (unaudited) Current assets: Cash and cash equivalents $ 882 $ 885 Accounts receivable, net 2,048 2,271 Prepaid expenses and other current assets 147 157 Total current assets 3,077 3,313 Property and equipment, net of accumulated depreciation 163 177 Operating lease right-of-use assets 159 178 Intangible assets, net of accumulated amortization 517 563 Goodwill 2,399 2,405 Deferred tax assets 315 332 Other long-term assets 421 344 Total assets $ 7,051 $ 7,312 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 83 $ 83 Accounts payable and other accrued expenses 866 987 Accrued compensation and benefits 670 702 Operating lease liabilities 41 41 Other current liabilities 43 33 Total current liabilities 1,703 1,846 Long-term debt, net of current portion 3,857 3,915 Operating lease liabilities, net of current portion 156 180 Other long-term liabilities 310 368 Total liabilities 6,026 6,309 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 169,274,466 shares at December 31, 2025 and 168,522,544 shares at March 31, 2025; outstanding, 120,863,944 shares at December 31, 2025 and 124,879,004 shares at March 31, 2025 2 2 Treasury stock, at cost — 48,410,522 shares at December 31, 2025 and 43,643,540 shares at March 31, 2025 (3,586) (3,082) Additional paid-in capital 1,129 1,042 Retained earnings 3,511 3,070 Accumulated other comprehensive (loss) income (31) (29) Total stockholders’ equity 1,025 1,003 Total liabilities and stockholders’ equity $ 7,051 $ 7,312 7

EXHIBIT 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows UNAUDITED Nine Months Ended December 31, (Amounts in millions) 2025 2024 Cash flows from operating activities Net income $ 646 $ 742 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 121 123 Noncash lease expense 37 39 Stock-based compensation expense 52 71 Net gains on investments, dispositions, and other (11) (7) Changes in operating assets and liabilities: Accounts receivable, net 214 (159) Deferred income taxes and income taxes receivable/payable 35 (105) Prepaid expenses and other current and long-term assets (62) (16) Accrued compensation and benefits (19) 224 Accounts payable and other accrued expenses (113) (103) Other current and long-term liabilities (99) (19) Net cash provided by operating activities 801 790 Cash flows from investing activities Purchases of property, equipment, and software (62) (73) Proceeds from (payments for) business dispositions and acquisitions, net of cash acquired 24 (97) Net payments for investments (14) (14) Net cash used in investing activities (52) (184) Cash flows from financing activities Proceeds from issuance of common stock 37 30 Repurchases of common stock (521) (497) Cash dividends paid (205) (198) Repayments on revolving credit facility, term loans, and Senior Notes (63) (41) Net cash used in financing activities (752) (706) Net decrease in cash and cash equivalents (3) (100) Cash and cash equivalents––beginning of period 885 554 Cash and cash equivalents––end of period $ 882 $ 454 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 130 $ 121 Income taxes $ 54 $ 322 8

Booz Allen

EXHIBIT 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In millions, except share and per share data)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Nine Months Ended December 31, 2025	Nine Months Ended December 31, 2024
Revenue, Excluding Billable Expenses				
Revenue	$ 2,620	$ 2,917	$ 8,434	$ 9,005
Less: Billable expenses	774	939	2,573	2,852
Revenue, Excluding Billable Expenses*	$ 1,846	$ 1,978	$ 5,861	$ 6,153
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue				
Net income	$ 200	$ 187	$ 646	$ 742
Income tax (benefit) expense	(13)	61	(10)	233
Interest expense, net and other income (expense)	43	43	134	120
Depreciation and amortization	40	40	121	123
EBITDA	$ 270	$ 331	$ 891	$ 1,218
Change in provision for claimed costs (a)	—	—	—	(113)
Other corporate expenses (b)	15	1	29	8
Insurance recoveries (c)	—	—	—	(115)
Adjusted EBITDA	$ 285	$ 332	$ 920	$ 998
Net income margin	7.6 %	6.4 %	7.7 %	8.2 %
Adjusted EBITDA Margin on Revenue	10.9 %	11.4 %	10.9 %	11.1 %
Adjusted Net Income				
Net income	$ 200	$ 187	$ 646	$ 742
Change in provision for claimed costs (a)	—	—	—	(113)
Other corporate expenses (b)	15	1	29	8
Insurance recoveries (c)	—	—	—	(115)
Acquisition amortization (d)	12	13	36	39
Amortization or write-off of debt issuance costs and debt discount	—	1	—	3
Gain associated with divestitures (e)	(7)	—	(7)	—
Adjustments for tax effect (f)	(5)	(4)	(122)	46
Adjusted Net Income	$ 215	$ 198	$ 582	$ 610
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	121,347,528	127,940,137	122,907,942	128,909,493
Diluted earnings per share	$ 1.63	$ 1.45	$ 5.22	$ 5.73
Adjusted Net Income Per Diluted Share	$ 1.77	$ 1.55	$ 4.74	$ 4.74
Free Cash Flow				
Net cash provided by operating activities	$ 261	$ 151	$ 801	$ 790
Less: Purchases of property, equipment and software	(13)	(17)	(62)	(73)
Free Cash Flow	$ 248	$ 134	$ 739	$ 717

* Revenue, Excluding Billable Expenses includes $113 million of revenue for the nine months ending December 31, 2024 resulting from the reduction to our provision for claimed costs as noted below.

(a) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarter of fiscal 2025, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, "Commitments and Contingencies," to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(b) In fiscal 2026, other corporate expenses consist primarily of nonrecoverable costs associated with employee severance from cost management and restructuring initiatives, as well as transaction costs associated with a divestiture. See Note 13, "Supplemental Condensed Consolidated Financial Information," to the condensed consolidated financial statements for further information. In fiscal 2025, other corporate expenses consist primarily of acquisition related costs from the acquisition of PAR Government Systems Corporation ("PGSC").

(c) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(d) Amortization expense associated with acquired intangibles from acquisitions.

(e) Represents the gain recognized on the divestiture of a group of contracts the third quarter of fiscal 2026.

(f) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The year to date tax effect also includes the one-time benefit stemming from the favorable agreement reached with the IRS, resulting in $86 million in release of tax reserves and $23 million (net of tax effect) for the accrual of interest income on the income tax receivable. See Note 9, "Income Taxes," to the condensed consolidated financial statements for further information.

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Booz Allen

EXHIBIT 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information (Continued)
(UNAUDITED)

(In millions, except share and per share data)	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025
Net income	$ 200	$ 175	$ 271	$ 193
Income tax expense (benefit)	(13)	58	(55)	49
Interest expense, net and other income (expense)	43	50	41	32
Depreciation and amortization	40	41	40	42
EBITDA	$ 270	$ 324	$ 297	$ 316
Other corporate expenses (a)	15	—	14	—
Adjusted EBITDA	$ 285	$ 324	$ 311	$ 316
Last 12 months Adjusted EBITDA	$ 1,236			
Total Debt	$ 3,940			
Less: Cash	882			
Net Debt	$ 3,058			
Net Leverage Ratio (e)	2.5			

(In millions, except share and per share data)	Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024
Net income	$ 187	$ 390	$ 165	$ 128
Income tax expense	61	123	49	91
Interest expense, net and other income (expense)	43	36	41	45
Depreciation and amortization	40	42	41	40
EBITDA	$ 331	$ 591	$ 296	$ 304
Other corporate expenses (a)	1	1	6	2
Change in provision for claimed costs (b)	—	(113)	—	—
Insurance recoveries (c)	—	(115)	—	—
DC tax assessment adjustment (d)	—	—	—	(20)
Adjusted EBITDA	$ 332	$ 364	$ 302	$ 286
Last 12 months Adjusted EBITDA	$ 1,284			
Total Debt	$ 3,374			
Less: Cash	454			
Net Debt	$ 2,920			
Net Leverage Ratio (e)	2.3			

(a) In fiscal 2026, other corporate expenses consist primarily of nonrecoverable costs associated with employee severance from cost management and restructuring initiatives, as well as transaction costs associated with a divestiture. See Note 13, "Supplemental Condensed Consolidated Financial Information," to the condensed consolidated financial statements for further information. In fiscal 2025, other corporate expenses consist primarily of acquisition related costs from the acquisition of PAR Government Systems Corporation ("PGSC").

(b) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarter of fiscal 2025, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, "Commitments and Contingencies," to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(c) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(d) Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue ("DC OTR"). See Note 13, "Income Taxes," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(e) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

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EXHIBIT 5 Booz Allen Hamilton Holding Corporation Operating Data (UNAUDITED)  Backlog (1):   As of December 31, (Amounts in millions) 2025 2024 Funded $ 4,206 $ 4,658 Unfunded 10,059 8,478 Priced options 24,191 24,743 Total backlog $ 38,456 $ 37,879 (1) Amounts reflect the Company’s change in policy during the fourth quarter of fiscal 2025 to exclude contracts for which the period of performance has expired. Book-to-Bill (1):   Three Months Ended December 31, Trailing Twelve Months Ended December 31,   2025 2024 2025 2024 0.3x 0.6x 1.1x 1.4x (1) Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. Amounts reflect the Company’s change in policy during the fourth quarter of fiscal 2025 to exclude contracts for which the period of performance has expired. Headcount   As of December 31, (Amounts are rounded) 2025 2024 Total Headcount 31,600 35,900 Customer Staff Headcount 29,000 32,700 Revenue by Customer Type Three Months Ended December 31, Nine Months Ended December 31, 2025 2024 2025 2024 Defense $ 1,454 $ 1,453 $ 4,551 $ 4,421 Intelligence 434 452 1,401 1,403 Civil 732 1,012 2,482 3,181 Total Revenue $ 2,620 $ 2,917 $ 8,434 $ 9,005 Percentage of Total Revenue by Contract Type   Three Months Ended December 31, Nine Months Ended December 31,   2025 2024 2025 2024 Cost-Reimbursable 58% 57% 59% 57% Time-and-Materials 22% 23% 22% 23% Fixed-Price 20% 20% 19% 20% 11